                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the application of our report which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 21, 1997, included in the Annual Report on Form 10-K for the year ended December 31, 1996, to the amended footnotes for the year ended December 31, 1996 which are included in this amendment on Form 10-K/A-1. We also consent to the incorporation by reference of our report in the Company's registration statements on Form S-8 (File No. 333-03612),
Form S-8 (File No. 333-25789), Form S-3 (File No. 333-03903), and Form S-3 (File No. 333-24979).



                                          COOPERS & LYBRAND L.L.P.



Houston, Texas


July 1, 1997